UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2016, RigNet, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its existing Second Amended and Restated Credit Agreement, dated October 3, 2013 (as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated February 24, 2016, and as may be further amended, restated or supplemented, the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto.

The Second Amendment allows for the Company’s voluntary reduction of its revolving commitments from an aggregate amount of $125 million to an aggregate amount of $75 million and also amends certain of the definitions contained in the Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Second Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement dated December 16, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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RIGNET, INC.

By:	/s/ CHARLES E. SCHNEIDER
Charles E. Schneider
Chief Financial Officer

Dated: December 16, 2016

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Second Amendment to the Second Amended and Restated Credit Agreement dated December 16, 2016.

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